FOR FURTHER INFORMATION:            STEPHANIE SLAVIN        (713) 497-6983
                                    DENNIS BARBER           (713) 497-3042

FOR IMMEDIATE RELEASE:              FEBRUARY 17, 2004


                          Reliant Reports 2003 Results;
                  Announces Plan to Improve Financial Strength


HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) reported a loss from continuing operations of $29 million, or $0.10 per share, for the fourth quarter of 2003, compared to a loss from continuing operations of $176 million, or $0.60 per share, for the same period of 2002. The improved fourth-quarter results were due to higher profits from the company's retail operations and reduced losses from its wholesale operations, partially offset by higher interest expense.

"Our fourth-quarter results reflect a substantial improvement compared to the same period of 2002, despite the continued difficult market conditions," said Joel Staff, chairman and chief executive officer. "While we are pleased with the improvement, we are committed to position the company to create value for shareholders in all phases of the business cycle. In order to accomplish this goal, we are taking decisive actions to be a highly efficient, customer-focused competitor, to achieve financial flexibility and to capitalize on our competitive advantages."

As part of an overall plan to improve its financial strength, the company has set a goal of reducing its net debt-to-adjusted EBITDA to 3.0 or lower by the end of 2006, from 5.6 currently. EBITDA is earnings before interest, taxes, depreciation and amortization. Included in the plan is an additional $200 million cost reduction program to accelerate the company's return to financial strength. These reductions are in addition to the $140 million cost reduction plan announced in the third quarter of 2003.

For the year ended December 31, 2003, Reliant Resources reported a loss from continuing operations of $902 million, or $3.07 per share, compared to earnings of $123 million, or $0.42 per diluted share, for 2002. Results for 2003 reflected weaker results from the company's wholesale energy segment, including a goodwill impairment of $985 million, and higher interest expense partially offset by higher profits from its retail energy segment.

SEGMENT EARNINGS DETAILED

RETAIL ENERGY

The company's retail energy segment produced earnings before interest and taxes
(EBIT) of $143 million in the fourth quarter of 2003, compared to $31 million of EBIT in the fourth quarter of 2002. Excluding an accrual for a payment to CenterPoint Energy in the fourth quarter of 2002 and after adjustments to report the large contracted commercial, industrial and institutional (C&I) business on an accrual basis as discussed below, adjusted EBIT for the retail energy segment was $159 million in the fourth quarter of 2003, compared to $106 million in the same period of the previous year.

The improvement in adjusted EBIT was due to higher revenues from electricity sales resulting primarily from an increase in the price-to-beat rate and increased volumes due to the company's continued success in customer acquisition and retention, partially offset by higher supply costs. In addition, the results were impacted by increased operation and maintenance expenses and costs associated with receivables factoring.

For the full year 2003, the retail energy segment produced EBIT of $621 million, compared with $520 million of EBIT for 2002. Excluding the effects of the accrual for a payment to CenterPoint Energy and adjustments to report the contracted C&I business on an accrual basis, adjusted EBIT for the retail energy segment was $734 million in 2003, compared to $657 million the previous year.

Adjusted retail energy EBIT for 2003 reflects higher revenues from electricity sales resulting primarily from increases in the price-to-beat rate and increased volumes, partially offset by higher supply costs. Results were also impacted by higher operation and maintenance expenses, increased selling, general and administrative expenses and costs associated with an increased level of receivables factoring.

Due to a change in accounting rules (EITF No. 02-03), the results of operations related to the company's contracted electricity sales to C&I customers and the related supply costs are not comparable between 2002 and 2003. Prior to 2003, the company used mark-to-market accounting for a substantial portion of its contracted electricity sales. The company has discontinued the use of mark-to-market accounting for these contracts. Earnings related to contracted electricity sales are now recognized as the volumes are delivered. As of December 31, 2003, the company's retail energy segment had $27 million of unrealized gains recorded in prior years that will be realized and collected upon the delivery of related volumes.

                                                                      Year Ended
  Retail Energy                                     Fourth Quarter    December 31,
  --------------------------------------------      --------------    ------------
  ($ millions)                                      2003      2002    2003    2002
                                                    ----      ----    ----    ----
  Adjusted EBIT                                     $159      $106    $734    $657
  o Elimination of net mark-to-market losses
    recorded in 2002 related to volumes to be
    delivered in future periods                                (36)             (9)
  o Volume delivered but gains were
    recorded in previous periods                     (16)              (66)
  o Accrual for payment to CenterPoint                         (39)    (47)   (128)
                                                    ----      ----    ----    ----
  EBIT, as reported                                 $143      $ 31    $621    $520


WHOLESALE ENERGY

The wholesale energy segment experienced a loss before interest and taxes of $44 million in the fourth quarter of 2003, compared to a loss before interest and taxes of $188 million in the same period of 2002. Excluding the effects of reserves related to its California operations and charges for settlements with the CFTC and FERC, the adjusted wholesale energy loss before interest and taxes was $45 million for the fourth quarter of 2003, compared with an adjusted loss before interest and taxes of $72 million for the same period of 2002.

The reduction in the adjusted wholesale energy loss for the fourth quarter of 2003 was primarily due to a $34 million charge related to a change in the purchase price allocation to Orion Power Holdings in the fourth quarter of 2002 and lower general and administrative expenses. These were partially offset by reduced margin associated with legacy trading positions and lower income from equity investments.

For the full year 2003, the wholesale energy segment experienced a loss before interest and taxes of $934 million, compared to EBIT of $30 million for 2002. Excluding certain impairments, the effects of reserves related to the company's California operations and charges for settlements with the FERC and CFTC, the wholesale energy segment produced EBIT of $11 million in 2003, compared to $195 million of EBIT in 2002.

The decrease in adjusted wholesale energy EBIT for 2003 resulted primarily from lower gross margins, which included a trading loss of approximately $80 million in the first quarter of 2003, increased operation and maintenance expenses and higher depreciation and amortization. These factors were partially offset by lower general, administrative and development costs.

                                                                        Year Ended
  Wholesale Energy                                  Fourth Quarter     December 31,
  --------------------------------------------      ---------------    -------------
  ($ millions)                                      2003      2002     2003     2002
                                                    ----      -----    -----    ----
  Adjusted EBIT                                     $(45)     $ (72)   $  11    $195
  o California-related reserves                       19       (102)      95    (114)
  o CFTC and FERC settlements                        (18)       (14)     (55)    (14)
  o Goodwill impairment                                                 (985)
  o Turbine impairment                                                           (37)
                                                    ----      -----    -----    ----
  EBIT, as reported                                 $(44)     $(188)   $(934)   $ 30


OTHER OPERATIONS

The company's other operations segment produced a loss before interest and taxes of $5 million in the fourth quarter of 2003, compared with a loss before interest and taxes of $27 million in the same period of the previous year. The reduction in the loss was primarily due to a $27 million impairment of venture capital investments in the fourth quarter of 2002. For the full year 2003, the other operations segment produced a loss of $28 million, compared to a loss of $87 million for the previous year. The reduction in the loss was primarily due to a $32 million impairment of venture capital investments and a $47 million non-cash pension and post-retirement benefit accounting settlement in 2002.

INTEREST EXPENSE

Interest expense for the fourth quarter of 2003 was $151 million, compared to $88 million for the same period of 2002. The increase was due to higher levels of borrowing, higher interest rates, an increase in amortization of deferred financing costs related to the March 2003 refinancing of the company's bank debt and the $27 million write-off of deferred financing costs related to the December 2003 prepayment of bank debt and cancellation of a senior priority credit facility.

For the full year 2003, interest expense was $517 million, compared with $267 million in 2002. The increase was due to the same factors mentioned above for the fourth quarter and to a $28 million write-off of deferred financing costs resulting from the company's capital market transactions in June and July of 2003.

DISCONTINUED OPERATIONS

Effective February 2003, Reliant Resources began reporting its European energy segment as discontinued operations. The sale of the segment, which was announced in February, was completed in December. The company also reported results from the Desert Basin plant in discontinued operations as a result of the sale of that plant, announced in July and completed in October.

The company recorded income from discontinued operations of $61 million in the fourth quarter of 2003, compared to a loss of $473 million in the fourth quarter of 2002 when results included a $482 million goodwill impairment related to its European energy business. For the full year 2003, the company reported a $416 million loss from discontinued operations, including a $310 million loss on disposition of its European energy business and a $76 million loss on disposition of its Desert Basin plant. This compares with a loss of $449 million from discontinued operations in 2002, including the goodwill impairment mentioned above.

OUTLOOK FOR 2004

Reliant Resources' adjusted earnings per share outlook for 2004 is $0.25. This outlook excludes the effects of EITF No. 02-03 of $0.04 loss per share, and potential charges and expenses associated with: implementation of cost reductions and restructuring, additional mothball/retirements of generating units, assets sales, asset or goodwill impairments and legal and regulatory settlements.

WEBCAST OF EARNINGS CONFERENCE CALL

Reliant Resources has scheduled its fourth-quarter 2003 earnings conference call for Tuesday, February 17, 2004, at 10 a.m. central time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com. A replay of the call can be accessed approximately two hours after the completion of the call. Reliant Resources will use a slide presentation to facilitate the conference call discussion. A copy of the presentation may be obtained via the company's website.

Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S., marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to more than 1.8 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 20,000 megawatts of power generation capacity in operation, under construction or under contract. For more information, visit our web site at www.reliantresources.com.

The following tables present a reconciliation of the difference between the non-generally accepted accounting principles (GAAP) financial measures presented in this release and the most directly comparable measure or measures calculated and presented in accordance with GAAP.

              EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS

                                                                     2003
                                                          ----------------------------
                                                          4th Quarter         Annual
                                                          -----------      -----------
Adjusted (loss) income from continuing operations         $     (0.05)     $      0.42
Accrual for payment to CenterPoint Energy under
     Texas deregulation legislation                                --            (0.10)
Net reduction of California-related reserves                     0.04             0.24
CFTC/FERC settlements                                           (0.06)           (0.14)
Gains recorded in prior periods that were
     realized/collected in 2003 (EITF No. 02-03)                (0.03)           (0.14)
Goodwill impairment                                                --            (3.35)
                                                          -----------      -----------
Loss from continuing operations (on GAAP basis)           $     (0.10)     $     (3.07)
                                                          ===========      ===========


                          SEGMENT RESULTS OF OPERATIONS
                            (UNAUDITED, IN MILLIONS)

                                                                   Three Months Ended December 31, 2003
                                                         -----------------------------------------------------
                                                         Retail       Wholesale       Other
                                                         Energy         Energy      Operations    Consolidated
                                                         ------       ---------     ----------    ------------
Operating income (loss)                                  $  166       $     (46)    $       (6)   $        114
Gain from investments                                        --              --              1               1
Loss of equity investments                                   --              (1)            --              (1)
Loss on sale of receivables                                 (23)             --             --             (23)
Other, net                                                   --               3             --               3
                                                         ------       ---------     ----------    ------------
   Earnings (loss) before
     interest and income taxes                           $  143       $     (44)    $       (5)   $         94
Interest expense, net                                                                                     (139)
Income tax benefit                                                                                         (16)
                                                                                                  ------------
Loss from continuing operations                                                                   $        (29)
Income from discontinued operations, net of tax                                                             61
                                                                                                  ------------
Net income                                                                                        $         32
                                                                                                  ============

                                                                   Three Months Ended December 31, 2002
                                                         -----------------------------------------------------
                                                         Retail       Wholesale       Other
                                                         Energy         Energy      Operations    Consolidated
                                                         ------       ---------     ----------    ------------
Operating income (loss)                                  $   37       $    (197)    $       (6)   $       (166)
Loss from investments                                        --              --            (27)            (27)
Income of equity investments                                 --               7             --               7
Loss on sale of receivables                                  (6)             --             --              (6)
Other, net                                                   --               2              6               8
                                                         ------       ---------     ----------    ------------
   Earnings (loss) before interest and income taxes      $   31       $    (188)    $      (27)   $       (184)
Interest expense, net                                                                                      (75)
Income tax benefit                                                                                         (83)
                                                                                                  ------------
Loss from continuing operations                                                                   $       (176)
Loss from discontinued operations, net of tax                                                             (473)
                                                                                                  ------------
Net loss                                                                                          $       (649)
                                                                                                  ============


                                                                 Twelve Months Ended December 31, 2003
                                                         -----------------------------------------------------
                                                         Retail       Wholesale       Other
                                                         Energy         Energy      Operations    Consolidated
                                                         ------       ---------     ----------    ------------
Operating income (loss)                                  $  658       $    (941)    $      (30)   $       (313)
Gains from investments                                       --              --              2               2
Loss of equity investments                                   --              (2)            --              (2)
Loss on sale of receivables                                 (37)             --             --             (37)
Other, net                                                   --               9             --               9
                                                         ------       ---------     ----------    ------------
   Earnings (loss) before interest and income
     taxes                                               $  621       $    (934)    $      (28)   $       (341)
Interest expense, net                                                                                     (481)
Income tax expense                                                                                          80
                                                                                                  ------------
Loss from continuing operations                                                                   $       (902)
Loss from discontinued operations, net of tax                                                             (416)
Cumulative effect of accounting changes, net of tax                                                        (24)
                                                                                                  ------------
Net loss                                                                                          $     (1,342)
                                                                                                  ============

                                                                 Twelve Months Ended December 31, 2002
                                                         -----------------------------------------------------
                                                         Retail       Wholesale       Other
                                                         Energy         Energy      Operations    Consolidated
                                                         ------       ---------     ----------    ------------
Operating income (loss)                                  $  530       $      (3)    $      (64)   $        463
Loss from investments                                        --              --            (23)            (23)
Income of equity investments                                 --              18             --              18
Loss on sale of receivables                                 (10)             --             --             (10)
Other, net                                                   --              15             --              15
                                                         ------       ---------     ----------    ------------
   Earnings (loss) before interest and income taxes      $  520       $      30     $      (87)   $        463
Interest expense, net                                                                                     (234)
Income tax expense                                                                                         106
                                                                                                  ------------
Income from continuing operations                                                                 $        123
Loss from discontinued operations, net of tax                                                             (449)
Cumulative effect of accounting change, net of tax                                                        (234)
                                                                                                  ------------
Net loss                                                                                          $       (560)
                                                                                                  ============


                        2003 NET DEBT-TO-ADJUSTED EBITDA

Debt
----
Long-term and short-term debt                                                                $6,140
Receivables facility                                                                            118
REMA lease                                                                                      555
El Dorado                                                                                        67
                                                                                         ----------
Total debt equivalents                                                                       $6,880
Cash and cash equivalents                                                                      (147)
Restricted cash                                                                                (288)
Margin deposits                                                                                 (41)
                                                                                         ----------
Net Debt                                                                                     $6,404

Loss before interest and taxes, as reported                                                   ($341)
Gains recorded in prior periods realized/collected in 2003
                                                                                                 66

Accrual for payment to CenterPoint Energy                                                        47
Reversal of California-related reserves                                                         (95)
CFTC and FERC settlements                                                                        55
Goodwill impairment                                                                             985
                                                                                         ----------
Adjusted EBIT                                                                                  $717
Depreciation and amortization                                                                   419
                                                                                         ----------
Adjusted EBITDA                                                                              $1,136

Net debt/Adjusted EBITDA                                                                        5.6

The GAAP financial measures for net debt-to-adjusted EBITDA are not accessible on a forward-looking basis.

This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook", "effort", "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                       ###

                    Reliant Resources, Inc. and Subsidiaries
                      Consolidated Statements of Operations

                (Thousands of Dollars, except per share amounts)
                                   (Unaudited)



                                                               Three Months Ended December 31,   Twelve Months Ended December 31,
                                                               -------------------------------   --------------------------------
                                                                   2003               2002           2003                2002
                                                               ------------       ------------   ------------        ------------
REVENUES:
  Revenues                                                     $  1,843,093       $  1,876,494   $ 11,049,323        $ 10,588,122
  Trading margins                                                    (4,061)             7,206        (49,004)            288,088
                                                               ------------       ------------   ------------        ------------
TOTAL REVENUES                                                    1,839,032          1,883,700     11,000,319          10,876,210
                                                               ------------       ------------   ------------        ------------

EXPENSES:
  Fuel and cost of gas sold                                         338,476            255,776      1,414,182           1,081,668
  Purchased power                                                   909,477          1,302,835      7,031,063           7,420,659
  Accrual for payment to CenterPoint Energy, Inc.                        --             39,300         46,700             128,300
  Operation and maintenance                                         219,819            196,601        864,542             784,989
  General, administrative and development                           150,817            155,904        552,803             630,035
  Wholesale energy goodwill impairment                                   --                 --        985,000                  --
  Depreciation                                                       92,876             63,457        359,621             316,917
  Amortization                                                       13,117             35,897         58,942              50,858
                                                               ------------       ------------   ------------        ------------
    Total                                                         1,724,582          2,049,770     11,312,853          10,413,426
                                                               ------------       ------------   ------------        ------------
OPERATING INCOME (LOSS)                                             114,450           (166,070)      (312,534)            462,784
                                                               ------------       ------------   ------------        ------------

OTHER INCOME (EXPENSE):
  Gains (losses) from investments, net                                  242            (26,579)         1,844             (23,100)
  (Loss) income of equity investments                                (1,035)             7,250         (1,652)             17,836
  Loss on sale of receivables                                       (22,955)            (6,395)       (37,613)            (10,347)
  Other, net                                                          3,196              7,853          9,298              16,324
  Interest expense                                                 (151,342)           (88,109)      (516,729)           (266,962)
  Interest income                                                    11,599             13,683         35,311              28,023
  Interest income - affiliated companies, net                            --                 --             --               4,754
                                                               ------------       ------------   ------------        ------------
    Total other expense                                            (160,295)           (92,297)      (509,541)           (233,472)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES        (45,845)          (258,367)      (822,075)            229,312
 Income tax (benefit) expense                                       (16,965)           (82,516)        80,082             106,006
                                                               ------------       ------------   ------------        ------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                            (28,880)          (175,851)      (902,157)            123,306
  Income (loss) from discontinued operations
    before income taxes                                             106,257           (460,449)      (310,047)           (341,418)
  Income tax expense                                                 44,844             12,277        105,858             108,100
                                                               ------------       ------------   ------------        ------------
  Income (loss) from discontinued operations                         61,413           (472,726)      (415,905)           (449,518)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES         32,533           (648,577)    (1,318,062)           (326,212)
  Cumulative effect of accounting changes, net of tax                    --                 --        (24,055)           (233,600)
                                                               ------------       ------------   ------------        ------------
NET INCOME (LOSS)                                              $     32,533       $   (648,577)  $ (1,342,117)       $   (559,812)
                                                               ============       ============   ============        ============




Basic Earnings Per Common Share:
 (Loss) income from continuing operations                      $      (0.10)      $      (0.60)  $      (3.07)       $       0.43
 Income (loss) from discontinued operations, net of tax                0.21              (1.63)         (1.42)              (1.55)
 Cumulative effect of accounting changes, net of tax                     --                 --          (0.08)              (0.81)
                                                               ------------       ------------   ------------        ------------
 Net income (loss)                                             $       0.11       $      (2.23)  $      (4.57)       $      (1.93)
                                                               ============       ============   ============        ============

Diluted Earnings Per Common Share:
 (Loss) income from continuing operations                      $      (0.10)      $      (0.60)  $      (3.07)       $       0.42
 Income (loss) from discontinued operations, net of tax                0.21              (1.63)         (1.42)              (1.54)
 Cumulative effect of accounting changes, net of tax                     --                 --          (0.08)              (0.80)
                                                               ------------       ------------   ------------        ------------
 Net income (loss)                                             $       0.11       $      (2.23)  $      (4.57)       $      (1.92)
                                                               ============       ============   ============        ============

Weighted Average Common Shares Outstanding (in thousands):
- Basic                                                             295,262            290,443        293,655             289,953
- Diluted                                                           295,262            290,443        293,655             291,480




    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on
                               November 13, 2003

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)



RETAIL ENERGY SEGMENT

                                                                                   Three Months Ended     Twelve Months Ended
                                                                                       December 31,           December 31,
                                                                                  --------------------    --------------------
                                                                                    2003        2002        2003        2002
                                                                                  --------    --------    --------    --------
RESULTS OF OPERATIONS:
  Retail electricity sales and services revenues                                  $  1,132    $    577    $  4,952    $  3,001
  Revenues from resales of purchased power and other hedging activities                 57         379         984       1,201
  Contracted commercial, industrial and institutional margins (trading margins)         --           2          --         152
                                                                                  --------    --------    --------    --------
Total revenues                                                                       1,189         958       5,936       4,354
                                                                                  --------    --------    --------    --------

Operating expenses:
  Purchased power and delivery fees                                                    893         767       4,683       3,226
                                                                                  --------    --------    --------    --------
    Gross margin                                                                       296         191       1,253       1,128
                                                                                  --------    --------    --------    --------
Other operating expenses:
  Accrual for payment to CenterPoint Energy, Inc.                                       --          39          47         128
  Operation and maintenance                                                             51          32         236         211
  Selling, general and administrative                                                   69          75         277         233
  Depreciation and amortization                                                         10           8          35          26
                                                                                  --------    --------    --------    --------
Operating income                                                                       166          37         658         530
                                                                                  --------    --------    --------    --------

  Loss on sale of receivables                                                          (23)         (6)        (37)        (10)
                                                                                  --------    --------    --------    --------

Earnings before interest and taxes                                                $    143    $     31    $    621    $    520
                                                                                  ========    ========    ========    ========



RETAIL ENERGY OPERATING DATA:
GWh electricity sales data (gigawatt hours):

  Residential                                                                        4,965       3,886      22,937      21,034
  Small commercial                                                                   2,596       2,686      12,021      12,774
  Large commercial, industrial and institutional(1)                                  7,951       7,078      29,041      26,928
                                                                                  --------    --------    --------    --------
    Total                                                                           15,512      13,650      63,999      60,736
                                                                                  ========    ========    ========    ========

Average price per unit (MWh):
Sales price                                                                       $  73.96    $  66.27    $  78.85    $  68.90

Number of customers as of December 31 (in thousands)(2):

  Residential                                                                                                1,607       1,478
  Small commercial                                                                                             210         214
  Large commercial, industrial and institutional(1)                                                             38          24
                                                                                                          --------    --------
    Total                                                                                                    1,855       1,716
                                                                                                          ========    ========


(1) Includes volumes/customers of the Government Land Office for whom we provide services.

(2)  Based on metered locations.







    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K
                           filed on November 13, 2003

                          Reliant Resources, Inc. and Subsidiaries
                              Results of Operations by Segment
                                    (Millions of Dollars)
                                         (Unaudited)


WHOLESALE ENERGY SEGMENT

                                              Three Months Ended        Twelve Months Ended
                                                 December 31,              December 31,
                                            ----------------------    ----------------------
                                               2003         2002         2003         2002
                                            ---------    ---------    ---------    ---------
RESULTS OF OPERATIONS:
  Revenues                                  $     712    $     958    $   5,346    $   6,449
  Trading margins                                  (4)           5          (49)         136
                                            ---------    ---------    ---------    ---------
Total revenues                                    708          963        5,297        6,585
                                            ---------    ---------    ---------    ---------

Operating expenses:
  Fuel and cost of gas sold                       339          256        1,414        1,082
  Purchased power                                  74          574        2,582        4,261
                                            ---------    ---------    ---------    ---------
    Gross margin                                  295          133        1,301        1,242
                                            ---------    ---------    ---------    ---------

Other operating expenses:
  Operation and maintenance                       169          164          628          571
  General, administrative and development          84           80          276          347
  Wholesale energy goodwill impairment             --           --          985           --
  Depreciation and amortization                    88           86          353          327
                                            ---------    ---------    ---------    ---------
Operating loss                                    (46)        (197)        (941)          (3)
                                            ---------    ---------    ---------    ---------

  (Loss) income of equity investments              (1)           7           (2)          18
  Other non-operating income                        3            2            9           15
                                            ---------    ---------    ---------    ---------

(Loss) earnings before interest and taxes   $     (44)   $    (188)   $    (934)   $      30
                                            =========    =========    =========    =========

WHOLESALE ENERGY MARGINS BY ACTIVITY:
Power generation                            $     299    $     128    $   1,350    $   1,106
Trading                                            (4)           5          (49)         136
                                            ---------    ---------    ---------    ---------
                                            $     295    $     133    $   1,301    $   1,242
                                            =========    =========    =========    =========

TRADING MARGINS REALIZED AND UNREALIZED:
Realized                                    $      59    $      --    $     (25)   $     153
Unrealized                                        (63)           5          (24)         (17)
                                            ---------    ---------    ---------    ---------
                                            $      (4)   $       5    $     (49)   $     136
                                            =========    =========    =========    =========

WHOLESALE ENERGY OPERATING DATA:

POWER GENERATION ACTIVITY: (GWH)
Wholesale power sales volumes(1)               27,432       23,853      116,223      130,172
Wholesale power purchase volumes(1)            16,435       12,882       70,701       86,741
                                            ---------    ---------    ---------    ---------
Wholesale net power generation volumes         10,997       10,971       45,522       43,431
                                            =========    =========    =========    =========

(1) Includes physically delivered volumes, physical transactions that are settled prior to delivery and hedge activity related to our power generation portfolio.





     Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K
                           filed on November 13, 2003

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


OTHER OPERATIONS SEGMENT

                                          Three Months Ended December 31,    Twelve Months Ended December 31,
                                          -------------------------------    -------------------------------
                                               2003             2002             2003             2002
                                               ----             ----             ----             ----
RESULTS OF OPERATIONS:
Operating revenues                             $ --             $ --             $  1             $  3
Operating expenses:
 Operation and maintenance                       --               --                1                3
 General and administrative                      (2)               1               (1)              49
 Depreciation and amortization                    8                5               31               15
                                               ----             ----             ----             ----
  Total                                           6                6               31               67
                                               ----             ----             ----             ----
Operating loss                                   (6)              (6)             (30)             (64)
                                               ----             ----             ----             ----

 Investment income (loss)                         1              (27)               2              (23)
 Other non-operating income                      --                6               --               --
                                               ----             ----             ----             ----
Total other income (loss)                         1              (21)               2              (23)
                                               ----             ----             ----             ----

Loss before interest and taxes                 $ (5)            $(27)            $(28)            $(87)
                                               ====             ====             ====             ====

                    Reliant Resources, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                                          December 31,
                                                                              -----------------------------------
                                                                                   2003                  2002
                                                                              ------------           ------------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                  $    146,524           $  1,114,850
   Restricted cash                                                                 250,748                212,595
   Accounts and notes receivable, principally customer, net                      1,195,290              1,341,953
   Inventory                                                                       268,701                274,666
   Trading and derivative assets                                                   493,046                666,840
   Other current assets                                                            334,961                514,175
   Current assets of discontinued operations                                            --                663,862
                                                                              ------------           ------------
      Total current assets                                                       2,689,270              4,788,941

   Property, plant and equipment, gross                                          9,251,118              7,413,163
   Accumulated depreciation                                                       (724,334)              (421,784)
                                                                              ------------           ------------
PROPERTY, PLANT AND EQUIPMENT, NET                                               8,526,784              6,991,379
                                                                              ------------           ------------

OTHER ASSETS:
   Goodwill, net                                                                   482,534              1,540,506
   Other intangibles, net                                                          719,469                736,689
   Equity investments                                                               95,223                103,199
   Trading and derivative assets                                                   199,716                263,905
   Restricted cash                                                                  36,916                  7,000
   Other long-term assets                                                          558,347                410,120
   Long-term assets of discontinued operations                                          --              2,378,427
                                                                              ------------           ------------
      Total other assets                                                         2,092,205              5,439,846
                                                                              ------------           ------------
      TOTAL ASSETS                                                            $ 13,308,259           $ 17,220,166
                                                                              ============           ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt and short-term borrowings                $    430,685           $    819,690
   Accounts payable, principally trade                                             516,843                755,267
   Trading and derivative liabilities                                              357,219                516,914
   Accrual for payment to  CenterPoint Energy, Inc.                                175,000                     --
   Other current liabilities                                                       518,662                430,626
   Current liabilities of discontinued operations                                       --              1,087,808
                                                                              ------------           ------------
      Total current liabilities                                                  1,998,409              3,610,305

OTHER LIABILITIES:
   Trading and derivative liabilities                                              216,399                260,437
   Accrual for payment to CenterPoint Energy, Inc.                                      --                128,300
   Other long-term liabilities                                                   1,012,541                799,908
   Long-term liabilities of discontinued operations                                     --                759,818
                                                                              ------------           ------------
      Total other liabilities                                                    1,228,940              1,948,463
                                                                              ------------           ------------

LONG-TERM DEBT                                                                   5,709,111              6,008,510
                                                                              ------------           ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY                                                             4,371,799              5,652,888
                                                                              ------------           ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 13,308,259           $ 17,220,166
                                                                              ============           ============


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on
                               November 13, 2003

                    Reliant Resources, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                                                 Twelve Months Ended December 31,
                                                                                                 ---------------------------------
                                                                                                   2003                   2002
                                                                                                 -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                         $(1,342,117)          $  (559,812)
Loss from discontinued operations                                                                    415,905               449,518
                                                                                                 -----------           -----------
Net loss from continuing operations and cumulative effect of accounting changes                     (926,212)             (110,294)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
   Cumulative effect of accounting change                                                             24,055               233,600
   Wholesale energy goodwill impairment                                                              985,000                    --
   Impairment of marketable equity securities and other investments                                       --                31,780
   Depreciation and amortization                                                                     418,563               367,775
   Deferred income taxes                                                                              59,743               133,962
   Net trading and derivative assets and liabilities                                                  68,156                (7,839)
   Net amortization of contractual rights and obligations                                             (5,449)               (3,306)
   Amortization of deferred financing costs                                                          104,921                 2,786
   Undistributed earnings of consolidated subsidiaries                                                 1,652               (14,861)
   Accrual for payment to CenterPoint Energy, Inc.                                                    46,700               128,300
   Accounting settlement for certain benefit plans                                                     4,661                47,356
   Other, net                                                                                         (7,931)              (21,157)
Changes in working capital and other assets and liabilities                                           68,341              (245,054)
                                                                                                 -----------           -----------
      Net cash provided by continuing operations from operating activities                           842,200               543,048
      Net cash provided by (used in) discontinued operations from operating activities                27,153               (23,335)
                                                                                                 -----------           -----------
      Net cash provided by operating activities                                                      869,353               519,713
                                                                                                 -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                              (587,021)             (640,475)
  Business acquisition, net of cash acquired                                                              --            (2,963,801)
  Other, net                                                                                           7,560                  (704)
                                                                                                 -----------           -----------
      Net cash used in continuing operations from investing activities                              (579,461)           (3,604,980)
      Net cash provided by discontinued operations from investing activities                       1,621,352               118,802
                                                                                                 -----------           -----------
      Net cash provided by (used in) investing activities                                          1,041,891            (3,486,178)
                                                                                                 -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                                                     1,612,120                13,537
  Payments of long-term debt                                                                      (2,165,219)             (204,354)
  (Decrease) increase in short-term borrowings and revolving credit facilities, net               (1,425,140)            4,066,338
  Changes in notes with formerly affiliated companies, net                                                --               385,652
  Proceeds from issuances of treasury stock                                                            7,531                13,527
  Payments of financing costs                                                                       (183,865)              (43,209)
  Other, net                                                                                              --                  (597)
                                                                                                 -----------           -----------
      Net cash (used in) provided by continuing operations from financing activities              (2,154,573)            4,230,894
      Net cash used in discontinued operations from financing activities                            (734,068)             (250,168)
                                                                                                 -----------           -----------
      Net cash (used in) provided by financing activities                                         (2,888,641)            3,980,726
                                                                                                 -----------           -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                           9,071                 3,009
                                                                                                 -----------           -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                             (968,326)            1,017,270
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                   1,114,850                97,580
                                                                                                 -----------           -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                       $   146,524           $ 1,114,850
                                                                                                 ===========           ===========

    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on Form 8-K filed on
                               November 13, 2003



FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber
(713) 497-3042